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                                                                Exhibit 1.1


                              RAINBOW RENTALS, INC.
                                  COMMON STOCK



                             ----------------------

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                          , 1998


THE ROBINSON-HUMPHREY COMPANY, LLC
DAIN RAUSCHER WESSELS
SUNTRUST EQUITABLE SECURITIES CORPORATION
  As representatives of the several
  Underwriters named in SCHEDULE I hereto, c/o The Robinson-Humphrey Company, LLC
3333 Peachtree Road, N.E.
Atlanta, Georgia 30326

Ladies and Gentlemen:

         Rainbow Rentals, Inc., a Ohio corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters named in SCHEDULE I hereto (the "Underwriters") 2,250,000 shares of common stock, without par value (the "Common Stock"), of the Company (the "Firm Shares"), and, subject to the terms and conditions stated herein, certain shareholders of the Company identified on SCHEDULE II hereto (the "Selling Shareholders") propose to sell to the Underwriters up to 337,500 additional shares of Common Stock (the "Optional Shares") (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are collectively called the "Shares").

         1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, each of the Underwriters that:

                  (a) A registration statement on Form S-1 (File No. 333-48769) with respect to the Shares, including a prospectus subject to completion, has been filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and one or more amendments to such registration statement may have been so filed. After the execution of this Agreement, the Company will file with the Commission either (i) if such registration statement, as it may have been amended, has become effective under the Act and information has been omitted therefrom in accordance with Rule 430A under the Act, either (A) if the Company relies on Rule 434 under the Act, a term sheet relating to the shares that shall identify the preliminary prospectus that it supplements containing such information as is required or permitted by


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         Rules 434, 430A and 424(b) under the Act or (B) if the Company does not rely on Rule 434 under the Act, a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed, in such registration statement) with such changes or insertions as are required by Rule 430A or permitted by Rule 424(b) under the Act and as have been provided to and approved by the Representatives, or (ii) if such registration statement, as it may have been amended, has not become effective under the Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been provided to and approved by the Representatives prior to the execution of this Agreement. The Company may also file a related registration statement with the Commission pursuant to Rule 462(b) under the Act for the purpose of registering certain additional shares of Common Stock, which registration statement will be effective upon filing with the Commission. As used in this Agreement, the term "Original Registration Statement" means the registration statement initially filed relating to the Shares, as amended at the time when it was or is declared effective, including all financial statement schedules and exhibits thereto and including any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined); the term "Rule 462(b) Registration Statement" means any registration statement filed with the Commission pursuant to Rule 462(b) under the Act (including the Original Registration Statement and any Preliminary Prospectus or Prospectus incorporated herein at the time such Original Registration Statement becomes effective); the term "Registration Statement" includes both the Original Registration Statement and any Rule 462(b) Registration Statement; the term "Preliminary Prospectus" means each prospectus subject to completion included in such registration statement or any amendment or post-effective amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement at the time it was or is declared effective); and the term "Prospectus" means (A) if the Company relies on Rule 434 of the Act, the Term Sheet (as hereinafter defined) relating to the Shares that is first filed pursuant to Rule 424(b)(7) of the Act, together with the Preliminary Prospectus identified therein that such Term Sheet supplements; (B) if the Company does not rely on Rule 434 of the Act, the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act; or (C) if no prospectus is required to be so filed, such term means the prospectus included in the Registration Statement at the effective time of such Registration Statement; and the term "Term Sheet" means any term sheet that satisfies the requirements of Rule 434 of the Act. Any reference to the "date" of a Prospectus that includes a Term Sheet shall mean the date of the Term Sheet. For purposes of the following representations and warranties, to the extent reference is made to the Prospectus and at the relevant time the Prospectus is not yet in existence, such reference shall be deemed to be to the most recent Preliminary Prospectus.

                  (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued and no proceeding for that purpose has been instituted or threatened by the Commission or the securities authority of any state or other jurisdiction. If the Registration Statement has become effective under the Act, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or threatened or, to the best knowledge of the Company, contemplated by the Commission or the securities authority of any state or other jurisdiction.



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                  (c) When any Preliminary Prospectus was filed with the
         Commission it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (ii) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was or is declared effective, and at each Time of Delivery (as hereinafter defined), it (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When (A) the Prospectus or any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) or (B) any Term Sheet which is a part of the Prospectus is filed with the Commission pursuant to Rule 434, and at each Time of Delivery, the Prospectus, as amended or supplemented at any such time, (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph
         (c) do not apply to statements or omissions made in any Preliminary Prospectus, the Registration Statement or any amendment thereto, the Prospectus or any amendment or supplement thereto or any Term Sheet in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you specifically for use therein.

                  (d) If the Company has elected to rely on rule 462(b) and the Rule 462(b) Registration Statement has not been declared effective (i) the Company has filed a Rule 462(b) Registration Statement in compliance with and that is effective upon filing pursuant to rule 462(b) and has received confirmation of its receipt; and (ii) the Company has given irrevocable instructions for transmission of the application filing fee in connection with the filing of the Rule 462(b) Registration Statement, in compliance with Rule 111 promulgated under the Act, or the Commission has received payment of such filing fee.

                  (e) The descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings or contracts and other documents are accurate and fairly present the information required to be shown; and there are no statutes or legal or governmental proceedings required to be described in the Registration Statement or the Prospectus that are not described as required and no contracts or documents of a character that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

                  (f) Each of the Company and its wholly-owned subsidiary, Rainbow Advertising, Inc., an Ohio corporation (the "Subsidiary") has been duly incorporated, is



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         validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has full power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Prospectus. The Company has full power and authority (corporate and other) to enter into this Agreement and to perform its obligations hereunder. Each of the Company and the Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations or business of the Company and the Subsidiary, taken as a whole.

                  (g) The Company's authorized, issued and outstanding capital stock is as disclosed in the Prospectus. All of the issued and outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description of the Common Stock contained in the Prospectus. None of the issued shares of capital stock of the Company or the Subsidiary has been issued or is owned or held in violation of any preemptive rights of shareholders, and no person or entity (including any holder of outstanding shares of capital stock of the Company or the Subsidiary) has any preemptive or other rights to subscribe for any of the Shares.

                  (h) All of the issued shares of capital stock of the Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially by the Company free and clear of all liens, security interests, pledges, charges, encumbrances, defects, shareholders' agreements, voting trusts, equities or claims of any nature whatsoever. Other than the subsidiaries listed on Exhibit 21 to the Registration Statement, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association.

                  (i) The Underwriters will receive good and marketable title to the Shares to be issued and delivered by the Company hereunder, free and clear of all liens, encumbrances, claims, security interests, restrictions, shareholders' agreements and voting trusts whatsoever. Except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company or the Subsidiary convertible into or exchangeable for any capital stock of the Company or the Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or the Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or
         (iii) obligations of the Company or the Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

                  (j) Since the date of the most recent audited financial statements included in the Prospectus, neither the Company nor the Subsidiary has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as disclosed in or contemplated by the Prospectus.



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                  (k) Since the respective dates as of which information is
         given in the Registration Statement and the Prospectus, (i) neither the Company nor the Subsidiary has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and the Subsidiary, (ii) the Company has not purchased any of its outstanding capital stock or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, (iii) there has not been any change in the capital stock, long-term debt or short-term debt of the Company or the Subsidiary, other than in the ordinary course of business, and (iv) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the financial condition, results of operations or business of the Company and the Subsidiary, in each case other than as disclosed in or contemplated by the Prospectus.

                  (l) The Shares have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and nonassessable and will conform to the description of the Common Stock contained in the Prospectus; and the certificates evidencing the Shares will comply with all applicable requirements of Ohio law and none of the Shares will be issued or sold in violation of any preemptive rights of shareholders.

                  (m) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or any securities being registered pursuant to any other registration statement filed by the Company under the Act.

                  (n) All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times duly registered under the Act or exempt from the registration requirements of the Act by reason of Sections 3(b), 4(2) or 4(6) thereof and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

                  (o) Neither the Company nor the Subsidiary is, or with the giving of notice or passage of time or both would be, in violation of its Amended and Restated Articles of Incorporation or Amended and Restated Code of Regulations or in default under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or the Subsidiary is a party or to which any of their respective properties or assets are subject that would have a material adverse effect on the Company's and the Subsidiary's business, financial condition or results of operations, taken as a whole (a "Material Adverse Effect").

                  (p) The issue and sale of the Shares and the performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with, or (with or without the giving of notice or the passage of time or both) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage,



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         deed of trust, loan agreement, lease or other agreement or instrument to which the Company or the Subsidiary is a party or to which any of their respective properties or assets is subject and which would have a Material Adverse Effect, nor will such action conflict with or violate any provision of the Amended and Restated Articles of Incorporation or Amended and Restated Code of Regulations of the Company or the Subsidiary or any statute, rule or regulation or any order, judgment or decree of any court or governmental agency or body having jurisdiction over the Company or the Subsidiary or any of their respective properties or assets.

                  (q) The Company and the Subsidiary have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiary; and any real property and buildings held under lease by the Company or the Subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or the Subsidiary.

                  (r) No consent, approval, authorization, order or declaration of or from, or registration, qualification or filing with, any court or governmental agency or body is required for the issue and sale of the Shares or the consummation of the transactions contemplated by this Agreement, except the registration of the Shares under the Act (which, if the Registration Statement is not effective as of the time of execution hereof, shall be obtained as provided in this Agreement) and such as may be required under state securities or blue sky laws in connection with the offer, sale and distribution of the Shares by the Underwriters.

                  (s) Other than as disclosed in the Prospectus, there is no litigation, arbitration, claim, proceeding (formal or informal) or investigation pending or threatened (or any basis therefor) in which the Company or the Subsidiary is a party or of which any of their respective properties or assets are the subject which, if determined adversely to the Company or the Subsidiary, would individually or in the aggregate have a material adverse effect on the financial condition, results of operations or business of the Company and the Subsidiary. Neither the Company nor the Subsidiary is in violation of, or in default with respect to, any statute, rule, regulation, order, judgment or decree, except as described in the Prospectus or such as do not and will not individually or in the aggregate have a material adverse effect on the financial condition, results of operations or business of the Company and the Subsidiary, and neither the Company nor the Subsidiary is required to take any action in order to avoid any such violation or default. The Company and the Subsidiary hold all licenses, consents and approvals, and have satisfied all eligibility and other similar requirements imposed by federal and state regulatory bodies, administrative agencies or other governmental bodies, agencies or officials, in each case as material to the conduct of the respective businesses in which they are engaged.



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                  (t) KPMG Peat Marwick, LLP, who have certified certain
         financial statements of the Company and the Subsidiary, are and were during the periods covered by their reports included in the Registration Statement and the Prospectus, independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

                  (u) The consolidated financial statements and schedules (including the related notes) of the Company and the Subsidiary included in the Registration Statement, the Prospectus or any Preliminary Prospectus were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and fairly present the financial condition and results of operations of the Company and the Subsidiary, on a consolidated basis, at the dates and for the periods presented. The financial and operating data set forth under the captions "Prospectus Summary," "Summary Financial and Operating Data," "Use of Proceeds," "Capitalization," "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Management," and "Principal and Selling Shareholders" and the financial statements contained in the Prospectus fairly present, on the basis stated in the Prospectus, the information included therein.

                  (v) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors' rights generally and to general equitable principles.

                  (w) Neither the Company nor any of its officers, directors or affiliates has (i) taken, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of, the Shares or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

                  (x) The Company has obtained for the benefit of the Company and the Underwriters from each of its directors, officers and shareholders a written agreement (a "Lock Up Agreement") that for a period of 180 days from the date of the Prospectus such director, officer or shareholder will not, without your prior written consent, offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into, or exercisable or exchangeable for, shares of Common Stock except pursuant to the terms of the Lock-Up Agreement entered into by such director, officer or shareholder and the Underwriters.

                  (y) Neither the Company, the Subsidiary, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or the Subsidiary has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any



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         unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                  (z) The operations of the Company and the Subsidiary with respect to any real property currently leased or owned or by any means controlled by the Company or the Subsidiary (the "Real Property") are in compliance in all material respects with all federal, state, and local laws, ordinances, rules, and regulations relating to occupational health and safety and the environment (collectively, "Laws"), and the Company and the Subsidiary have all licenses, permits and authorizations necessary to operate under all Laws and are in compliance with all terms and conditions of such licenses, permits and authorizations; neither the Company nor the Subsidiary has authorized, conducted or has knowledge of the generation, transportation, storage, use, treatment, disposal or release of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, petroleum product, natural gas, liquefied gas or synthetic gas defined or regulated under any environmental law on, in or under any Real Property; and there is no pending or threatened claim, litigation or any administrative agency proceeding, nor has the Company or the Subsidiary received any written or oral notice from any governmental entity or third party, that: (i) alleges a violation of any Laws by the Company or the Subsidiary; (ii) alleges the Company or the Subsidiary is a liable party under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.ss.9601 ET SEQ. or any state superfund law; (iii) alleges possible contamination of the environment by the Company or the Subsidiary; or (iv) alleges possible contamination of the Real Property.

                  (aa) The Company and the Subsidiary own or have the right to use all patents, patent applications, trademarks, trademark applications, tradenames, service marks, copyrights, franchises, trade secrets, proprietary or other confidential information and intangible properties and assets (collectively, "Intangibles") necessary to their respective businesses as presently conducted or as the Prospectus indicates the Company or the Subsidiary proposes to conduct; to the best knowledge of the Company, neither the Company nor the Subsidiary has infringed or is infringing, and neither the Company nor the Subsidiary has received notice of infringement with respect to, asserted Intangibles of others; and, to the best knowledge of the Company, there is no infringement by others of Intangibles of the Company or the Subsidiary.



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                  (bb) The Company and the Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor the Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost, except as disclosed in the Prospectus.

                  (cc) Each of the Company and the Subsidiary makes and keeps accurate books and records reflecting its assets and maintains internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management's authorization, (ii) transactions are recorded as necessary to permit preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to maintain accountability for the assets of the Company, (iii) access to the assets of the Company and the Subsidiary is permitted only in accordance with management's authorization, and (iv) the recorded accountability for assets of the Company and the Subsidiary is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company's software systems include design, performance and functionality so that the Company does not reasonably expect to experience invalid or incorrect results or abnormal software operation related to calendar year 2000. The Company's software systems include calendar year 2000 date conversion and compatibility capabilities, including, but not limited to, date data century recognition, same century and multiple century formula and date value calculations, and user interface date data values that reflect the century.

                  (dd) The Subsidiary is not currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distributions on its capital stock, from repaying to the Company any loans or advances to the Subsidiary or from transferring any of its property or assets to the Company or any other subsidiary of the Company, except as disclosed in the Prospectus.

                  (ee) The Company and the Subsidiary have filed all foreign, federal, state and local tax returns that are required to be filed by them and have paid all taxes shown as due on such returns as well as all other taxes, assessments and governmental charges that are due and payable; and no deficiency with respect to any such return has been assessed or proposed.

                  (ff) The Company is not, will not become as a result of the transactions contemplated hereby, and does not intend to conduct its business in a manner that would cause it to become, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

                  (gg) Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.



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                  (hh) The Company has taken such action as necessary to have the Shares authorized for trading, and all of the Shares have been approved for listing, on the National Association of Securities Dealers Automated Quotation National Market System (the "Nasdaq National Market").

                  (ii) No statement, representation, or warranty made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to you was, or will be when made, inaccurate, untrue or incorrect in any material respect.

         2. PURCHASE AND SALE OF SHARES. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell an aggregate of 2,250,000 Firm Shares, and each of the Underwriters agrees, severally and not jointly, to purchase at a purchase price of $_______ per share, the number of Firm Shares set forth opposite the name of such Underwriter in SCHEDULE I hereto. In the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Selling Shareholders agree to issue and sell to each of the Underwriters the aggregate number of Optional Shares set forth opposite such Selling Shareholder's name in SCHEDULE II hereto, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Shareholders, at the purchase price per share set forth in the immediately preceding sentence, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares that such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in SCHEDULE I hereto and the denominator of which is the maximum number of the Optional Shares that all of the Underwriters are entitled to purchase hereunder.

         The Selling Shareholders hereby grant to the Underwriters the right to purchase at their election in whole or in part from time to time up to 337,500 Optional Shares at the purchase price per share set forth in the paragraph above, for the sole purpose of covering over-allotments in the sale of Firm Shares. Any such election to purchase Optional Shares may be exercised by written or telegraphic notice from you to the Company and the Selling Shareholders, given from time to time within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as hereinafter defined) or, unless you and the Selling Shareholders otherwise agree in writing, earlier than two or later than ten business days after the date of such notice. In the event you elect to purchase all or a portion of the Optional Shares, the Company and the Selling Shareholders agree to furnish or cause to be furnished to you the certificates, letters and opinions, and to satisfy all conditions, set forth in Section 8 hereof at each Subsequent Time of Delivery (as hereinafter defined). In the event you elect to purchase less than all of the 337,500 Optional Shares, the number of Optional Shares to be purchased from and sold by each Selling Shareholder shall be, as nearly as practicable, in the respective proportions to which the total shares to be sold by each Selling Shareholder bears to the total number of shares to be sold by all Selling Shareholders.

         3. OFFERING BY THE UNDERWRITERS. Upon the authorization by you of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions disclosed in the Prospectus.

         4. DELIVERY OF SHARES; CLOSING. Certificates for the Shares to be purchased by each Underwriter hereunder, in such denominations and registered in such names as The Robinson-Humphrey Company, LLC may request upon at least 48 hours' prior notice to the Company, shall be delivered by or on behalf of the Company to you for the account of such Underwriter, against payment by such Underwriter on its behalf of the purchase price therefor by wire transfer of immediately available funds to an account designated by the Company. The closing of the sale and purchase of the Shares shall be held at the offices of Nelson Mullins Riley & Scarborough, L.L.P., 999 Peachtree Street, N.E., Suite 1400, Atlanta, Georgia 30309, except that physical delivery of such certificates shall be made at the office of The Depository Trust Company, 55 Water Street, New York, New York 10041. The time and date of such delivery and payment shall be, with respect to the Firm Shares, at 10:00 a.m., Atlanta time, on the third full business day after the execution of this Agreement or at such other time and date as you and the Company may agree upon in writing, and, with respect to the Optional Shares, at 10:00 a.m., Atlanta time, on the date specified by you in the written notice given by you of the Underwriters' election to purchase all or part of such Optional Shares, or at such other time and date as you and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery," such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called a "Subsequent Time of Delivery," and each such time and date for delivery is herein called a "Time of Delivery." The Company will make such certificates available for checking and packaging at least 24 hours prior to each Time of Delivery at the office of The Depository Trust Company, 55 Water Street, New York, New York 10041 or at such other location in New York, New York specified by you in writing at least 48 hours prior to such Time of Delivery.

         5. COVENANTS OF THE COMPANY. The Company covenants and agrees with each of the Underwriters:

                  (a) If the Registration Statement has been declared effective prior to the execution and delivery of this Agreement, the Company will file either (A) the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by you, subparagraph (4)) of Rule 424(b) or (B) a Term Sheet with the Commission pursuant to and in accordance with Rule 434 not later than the earlier of (i) the second business day following the execution and delivery of this Agreement or (ii) the fifth business day after the date on which the Registration Statement is declared effective. The Company will advise you promptly of any such filing pursuant to Rule 424(b) or Rule 434.

                  (b) The Company will not file with the Commission the prospectus or the amendment referred to in the second sentence of
         Section 1 (a) of this Agreement, any amendment or supplement to the Prospectus, any Term Sheet, any amendment to the Registration Statement or any Rule 462(b) Registration Statement unless you have received a reasonable period of time to review any such proposed amendment or supplement and consented to the filing thereof or unless in the written opinion of counsel for the Company (which opinion is provided to you prior to any such filing) such amendment or supplement is required by law, and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible. Upon the request of the Representatives or counsel for the Underwriters, the Company will promptly prepare and file with the Commission, in accordance with the rules and regulations of the Commission, any amendments to the Registration Statement or amendments or supplements to the Prospectus or any Term Sheet that may be necessary or advisable in connection with the distribution of the Shares by the several Underwriters and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible. If required, the Company will file any amendment or supplement to the Prospectus or any Term Sheet with the Commission in the manner and within the time period required by Rule 424(b) and Rule 434, as applicable, under the Act. The Company will advise the Representatives, promptly after receiving notice thereof, of the time when the Original Registration Statement or any amendment thereto or any Rule 462(b) Registration Statement has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed and will provide evidence to the Representatives of each such filing or effectiveness.

                  (c) The Company will advise you promptly after receiving notice or obtaining knowledge of (i) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement or any part thereof or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto,
         (ii) the suspension of the qualification of the Shares for offer or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose, or (iii) any request made by the Commission or any securities authority of any other jurisdiction for amending the Registration Statement or any Rule 462(b) Registration Statement, for amending or supplementing the Prospectus or for additional information. The Company will use its best efforts to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the withdrawal thereof as promptly as possible.

                  (d) If the delivery of a prospectus relating to the Shares is required under the Act at any time prior to the expiration of nine months after the date of the Prospectus and if at such time any events have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if for any reason it is necessary during such same period to amend or supplement the Prospectus to comply with the Act or the rules and regulations thereunder, the Company will promptly notify you and upon your request (but at the Company's expense) prepare and file with the Commission an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and will furnish without charge to each Underwriter and to any dealer in securities as many copies of such amended or supplemented Prospectus as you may from time to time reasonably request. If the delivery of a prospectus relating to the Shares is required under the Act at any time nine months or more after the date of the Prospectus, upon your request but at the expense of such Underwriter, the Company will prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act. Neither your consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 8.

                  (e) The Company promptly from time to time will take such action as you may reasonably request to qualify the Shares for offering and sale under the securities or blue sky laws of such jurisdictions as you may request and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction in which the Company is not currently so subject.

                  (f) The Company will promptly provide you, without charge, (i) four manually executed copies of the Registration Statement and any Rule 462(b) Registration Statement as originally filed with the Commission and of each amendment thereto, (ii) for each other Underwriter a conformed copy of the Registration Statement and any Rule 462(b) Registration Statement as originally filed and of each amendment thereto, without exhibits, and (iii) so long as a prospectus relating to the Shares is required to be delivered under the Act, as many copies of each Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as you may reasonably request.

                  (g) As soon as practicable, but in any event not later than the last day of the thirteenth month after the effective date of the Registration Statement and any Rule 462(b) Registration Statement, the Company will make generally available to its security holders an earnings statement (which need not be audited) of the Company and the Subsidiary, if any, covering a period of at least 12 months beginning after the effective date of the Registration Statement and any Rule 462(b) Registration Statement complying with Section 11(a) of the Act and the rules and regulations thereunder.

                  (h) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, the Company will not, without your prior written consent, offer, pledge, issue, sell, contract to sell, grant any option for the sale of, or otherwise dispose of (or announce any offer, pledge, sale, grant of an option to purchase or other disposition), directly or indirectly, any shares of Common Stock or securities convertible into, exercisable or exchangeable for, shares of Common Stock, except as provided in Section 2 and except for the grant of options pursuant to the Company's 1998 Stock Option Plan.

                  (i) During a period of three years from the later of the effective date of the Original Registration Statement or any Rule 462(b) Registration Statement, the Company will furnish to you and, upon request, to each of the other Underwriters, without charge, (i) copies of all reports or other communications (financial or other) furnished to shareholders, (ii) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange, and (iii) such additional information concerning the business and financial condition of the Company and the Subsidiary, if any, as you may reasonably request.

                  (j) Neither the Company nor any of its officers, directors or affiliates will (i) take, directly or indirectly, prior to the termination of the underwriting syndicate contemplated by this Agreement, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of, the Shares or (iii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

                  (k) The Company will, from time to time after the effective date of the Registration Statement, file with the Commission such reports as are required by the Act, the Exchange Act and the rules and regulations thereunder, and shall also file with the state securities commissions in states where the Shares have been sold by the Underwriters, such reports as are required to be filed by the securities acts and regulations of those states.

                  (l) The Company will apply the net proceeds from the offering in the manner set forth under "Use of Proceeds" in the Prospectus and will report the use of such proceeds in accordance with rule 463 under the Act.

                  (m) The Company will cause the Shares to be listed on the Nasdaq National Market at each Time of Delivery and for at least one year from the date hereof.

                  (n) If at any time during the period beginning on the later of the date the Registration Statement or any Rule 462(b) Registration Statement becomes effective and ending on the later of (i) the date 30 days after such effective date and (ii) the date that is the earlier of
         (A) the date on which the Company first files with the Commission a Quarterly Report on Form 10-Q after such effective date and (B) the date on which the Company first issues a quarterly financial report to shareholders after such effective date, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your reasonable opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates an amendment of or supplement to the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

                  (o) If the Company elects to rely upon Rule 462(b), the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with rule 462(b) and pay the applicable fees in accordance with Rule 111 promulgated under the Act by the earlier of
         (i) 10:00 p.m., Washington, D.C. time, on the date of this Agreement and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2).

         6. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS. Each of the Selling Shareholders, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters that:

                  (a) Such Selling Shareholder will have good and valid title to the Shares set forth in SCHEDULE II to be sold by such Selling Shareholder, free and clear of any liens, encumbrances, equities and claims (other than as imposed by the Act or this Agreement), and full right, power and authority to effect the sale and delivery of such Shares; and upon the delivery of and payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, good and valid title thereto, free and clear of any liens, encumbrances, equities and claims, will be transferred to the Underwriters.

                  (b) Such Selling Shareholder has duly executed and delivered the Custody Agreement and Power of Attorney (the "Custody Agreement") in the form previously delivered to the Representatives, appointing Wayland J. Russell and Michael A. Pecchia, and each of them, as such Selling Shareholder's attorney-in-fact (the "Attorney-in-Fact") and National City Bank, Cleveland, Ohio, as custodian (the "Custodian"). The Attorney-in-Fact is authorized to execute, deliver and perform this Agreement on behalf of such Selling Shareholder, to deliver the Shares to be sold by such Selling Shareholder hereunder, to accept payment therefor and otherwise to act on behalf of such Selling Shareholder in connection with this Agreement. Certificates, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, representing the Shares to be sold by such Selling Shareholder hereunder have been deposited with the Custodian pursuant to the Custody Agreement for the purpose of delivery pursuant to this Agreement. Such Selling Shareholder agrees that the Common Stock represented by the certificates on deposit with the Custodian are subject to the interests of the Company, the Underwriters and the other Selling Shareholders hereunder, that the arrangements made for such custody and the appointment of the Attorney-in-Fact are to that extent irrevocable, and that the obligations of such Selling Shareholder hereunder shall not be terminated except as provided in this Agreement and the Custody Agreement. If such Selling Shareholder should die, become disabled or be declared incompetent, dissolve or become insolvent, or if any other event should occur before the delivery of the Shares of such Selling Shareholder hereunder, the certificates for such Shares deposited with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, disability, incompetency, dissolution, insolvency or other event had not occurred, regardless of whether or not the Custodian or the Attorney-in-Fact shall have received notice thereof.

                  (c) Such Selling Shareholder, acting individually or through its duly authorized Attorney-in-Fact, has duly executed and delivered this Agreement and the Custody Agreement; this Agreement constitutes a legal valid and binding obligation of such Selling Shareholder; all authorizations and consents necessary for the execution and delivery of this Agreement and the Custody Agreement on behalf of such Selling Shareholder and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder have been given, except as may be required by the Act or state securities laws or the NASD; and such Selling Shareholder has the legal capacity and full right, power and authority to execute this Agreement and the Custody Agreement.

                  (d) The performance of this Agreement and the Custody Agreement and the consummation of the transactions contemplated hereby and thereby by each of the Selling Shareholders will not result in a material breach or violation of, or material conflict with, any of the terms or provisions of, or constitute a material default by such Selling Shareholder under, any indenture, mortgage, deed of trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which such Selling Shareholder or any of its properties is bound, any statute, or any judgment, decree, order, rule or regulation or any court or governmental agency or body applicable to such Selling Shareholder or any of its properties.

                  (e) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock. Such Selling Shareholder has not distributed and will not distribute any prospectus or other offering material in connection with the offer and sale of the Shares other than any preliminary prospectus prepared and filed by the Company with the Commission or the Prospectus or other material permitted by the Act.

                  (f) To the knowledge of such Selling Shareholder, the representations and warranties of the Company contained in Section 1 of this Agreement are true and correct in all material respects; such Selling Shareholder has reviewed and is familiar with the Registration Statement as originally filed with the Commission and the Preliminary Prospectus contained therein. To the knowledge of such Selling Shareholder, the Preliminary Prospectus does not include an untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; other than as disclosed to the Underwriters, such Selling Shareholder is not prompted to sell the Shares to be sold by such Selling Shareholder by any material, non-public information concerning the Company that is not set forth in the Preliminary Prospectus or the Prospectus.

                  (g) To the extent that any statements or omissions made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein, such Registration Statement, preliminary prospectus and Prospectus and any amendments or supplements thereto did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (h) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory body, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement by such Selling Shareholder, and the consummation by it of the transactions herein contemplated (other than as required by the Act, state securities laws and the NASD).

                  (i) Any certificates signed by or on behalf of such Selling Shareholder as such and delivered to the Representatives or to counsel for the Representatives shall be deemed a representation and warranty by such Selling Shareholder to each Underwriter as to the matters covered thereby.

                  (j) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated such Selling Shareholder agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

         7. EXPENSES. The Company will pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated pursuant to Section 11 hereof, including without limitation all costs and expenses incident to (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and, if applicable, filing of the Registration Statement and any Rule 462(b) Registration Statement (including all amendments thereto), any Preliminary Prospectus, the Prospectus and any amendments and supplements thereto, this Agreement and any blue sky memoranda; (ii) the delivery of copies of the foregoing documents to the Underwriters; (iii) the filing fees of the Commission and the National Association of Securities Dealers, Inc. relating to the Shares;
(iv) the preparation, issuance and delivery to the Underwriters of any certificates evidencing the Shares, including transfer agent's and registrar's fees; (v) the qualification of the Shares for offering and sale under state securities and blue sky laws, including filing fees and fees and disbursements of counsel for the Underwriters relating thereto; (vi) any listing of the Shares on the Nasdaq National Market and (vii) any expenses for travel, lodging and meals incurred by the Company and any of its officers, directors and employees in connection with any meetings with prospective investors in the Shares. It is understood, however, that, except as provided in this Section, Section 9 and
Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses relating to the offer and sale of the Shares.

         8. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters hereunder to purchase and pay for the Shares to be delivered at each Time of Delivery shall be subject, in their discretion, to the accuracy of the representations and warranties of the Company contained herein as of the date hereof and as of such Time of Delivery, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its covenants and agreements hereunder, and to the following additional conditions precedent:

                  (a) If the Original Registration Statement as amended to date has not become effective prior to the execution of this Agreement, such Original Registration Statement and , if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have been declared effective not later than the earlier of (i) 11:00 a.m., Atlanta time, on the date of this Agreement or (ii) the time confirmations are sent or given as specified by Rule 462(b)(2), or, with respect to the Original Registration Statement, such later date and/or time as you shall have consented to in writing. The Prospectus and any amendment or supplement thereto or a Term Sheet shall have been filed with the Commission pursuant to Rule 424(b) or Rule 434, as applicable, within the applicable time period prescribed for such filing and in accordance with Section 5(a) of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement, respectively, or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted, threatened or, to the knowledge of the Company and the Representatives, contemplated by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

                  (b) Nelson Mullins Riley & Scarborough, L.L.P., counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated such Time of Delivery, with respect to the incorporation of the Company, the validity of the Shares being delivered at such Time of Delivery, the Registration Statement, the Prospectus, and other related matters as you may reasonably request, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, such counsel may rely as to all matters of law upon the opinion of Kahn, Kleinman, Yanowitz & Arnson Co., L.P.A., referred to in paragraph (c) below.

                  (c) You shall have received an opinion, dated such Time of Delivery, of Kahn, Kleinman, Yanowitz & Arnson Co., L.P.A., counsel for the Company, in form and substance satisfactory to you and your counsel, to the effect that:

                           (i) The Company has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the State of Ohio, with corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement. The Company is duly qualified to transact business as a foreign corporation and is in good standing in the States of Connecticut, Massachusetts, Michigan, New York, Pennsylvania, Rhode Island and Tennessee.

                           (ii) The Subsidiary has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the State of Ohio, with the corporate power and authority to own or lease its properties and conduct its businesses as described in the Prospectus.

                           (iii) The authorized, issued and outstanding capital
                  stock of the Company is as set forth in the Prospectus under the caption "Capitalization" and conforms as to legal matters in all material respects to the description thereof contained in the Prospectus. The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The issued and outstanding shares of capital stock of the Company and Subsidiary and are each free of preemptive rights.

                           (iv) The issued and outstanding shares of capital
                  stock of Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. One hundred percent (100%) of the outstanding capital stock of the Subsidiary is owned by the Company free and clear of any lien, encumbrance, security interest, pledge, charge, shareholders' agreement, voting trust or claim of any nature whatsoever. Based solely on the Certificate, to our knowledge, the Company does not own, directly or indirectly, any capital stock or other equity interest of any other corporation, partnership, joint venture or other association.

                           (v) The certificates evidencing the Shares to be
                  delivered pursuant to the Underwriting Agreement comply with all applicable requirements of the State of Ohio and when countersigned by the Company's transfer agent and delivered to the Representative or upon the Representative's order against payment of the agreed consideration therefor in accordance with the provisions of the Underwriting Agreement, the Shares represented thereby will be duly authorized and validly issued, fully paid and nonassessable and will conform to the description of the common stock contained in the Prospectus. The Shares have been duly and validly authorized and qualified for inclusion on the Nasdaq National Market, subject to official notice of issuance.

                           (vi) The Registration Statement and any Rule 462(b)
                  Registration Statement has become effective under the Act, and no stop order suspending the effectiveness of the Registration Statement and any Rule 462(b) Registration Statement, or any part thereof, has been issued and to the best of our knowledge, no proceedings for that purpose have been instituted or are pending or contemplated under the Act; the Registration Statement (and the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable), any Rule 462(b) Registration Statement and the Prospectus and each amendment or supplement thereto (except for the financial statements and other statistical and financial data included therein as to which we express no opinion), as of their respective effective or issue dates and each Time of Delivery, comply as to form in all material respects with the applicable requirements of the Act and the rules and regulations thereunder; and we have no reason to believe that either the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness and as of each Time of Delivery pursuant to Rule 430A(b), if applicable) or the Prospectus, or the Registration Statement or the Prospectus as amended or supplemented (except for the financial statements and other statistical data included therein as to which we express no opinion), as of their respective effective or issue dates and each Time of Delivery, contained any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, or any amendment or supplement thereto, as of the date thereof and each Time of Delivery contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b).

                           (vii) The statements under the captions
                  "Capitalization," "Management", "Certain Transactions", "Shares Eligible for Future Sale" and "Description of Capital Stock" in the Prospectus, insofar as such statements constitute a summary of transactions or documents referred to therein of statutes or other matters of law, are, to the best of our knowledge, accurate summaries of such transactions or documents or matters of law, and fairly and accurately present, in all material respects, the information required to be disclosed with respect to such transactions, documents and matters by the Act and the rules and regulations thereunder.

                           (viii) The Underwriting Agreement and the performance
                  of the Company's obligations thereunder have been duly authorized by all necessary corporate action, and have been duly executed and delivered by and on behalf of the Company; and no approval, authorization or consent or order or declaration of or from or registration, qualification or filing with any court or governmental agency or body is required to be obtained by the Company in connection with the issue and sale of the Shares by the Company pursuant to the Underwriting Agreement or the consummation by the Company of any other transactions contemplated thereby (other than under the Act and the rules and regulations promulgated thereunder, applicable state or province securities laws and the rules of the NASD).

                           (ix) Neither the Company nor Subsidiary is in
                  violation of its respective Articles or Regulations or, to the best of our knowledge, is in breach of, or in default under (nor has any event occurred that, with notice, lapse of time or both would constitute a breach of, or default under) any indenture, lease, loan agreement, mortgage, deed of trust, or other agreement or instrument to which the Company or Subsidiary is a party or to which any of their respective properties or assets is subject and that has been filed as an exhibit to the Registration Statement or which is a lease of real property, where such violation or breach or default would have a Material Adverse Effect.

                           (x) The performance of the Underwriting Agreement,
                  the issuance and sale of the Shares being issued at such Time of Delivery, and the consummation by the Company of the transactions provided for in the Underwriting Agreement will not (x) contravene any of the provisions of, result in a breach or violation of, or result in a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or Subsidiary is a party or by which the property of either of them is bound and that has been filed as an exhibit to the Registration Statement or which is a lease of real property, where the contravention or default could have a Material Adverse Effect, (y) conflict with or violate any of the provisions of the Company's Articles of Incorporation or Subsidiary's Articles of Incorporation or the Company's Code of Regulations or the Subsidiary's Code of Regulations or (z) to our knowledge, violate any statute, rule or regulation or any order, judgment or decree of any court or governmental agency or body having jurisdiction over the Company or Subsidiary or any of their respective properties or assets.

                           (xi) To the best of our knowledge, there are no
                  contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

                           (xii) To our knowledge, all offers and sales of the
                  Company's capital stock prior to the date hereof were at all relevant times exempt from the registration requirements of the Act. There exist no recission rights under either federal or state securities laws with respect to the Company's outstanding capital stock.

                           (xiii) The Company is not, and will not be as a
                  result of the transactions contemplated by the Underwriting Agreement, an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                           (xiv) Except as disclosed in the Prospectus, there
                  are no outstanding (A) securities or obligations of the Company or the Subsidiary convertible into or exchangeable for any capital stock of the Company or Subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Company or Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (C) obligations of the Company or Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

                           (xv) All real property and buildings held under lease
                  by the Company or Subsidiary are held by the Company or the Subsidiary under valid, subsisting and enforceable leases with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or the Subsidiary.

                           (xvi) To our knowledge and other than as disclosed in
                  or contemplated by the Prospectus, there is no litigation, arbitration, claim, proceeding (formal or informal) or investigation pending or threatened (or any basis therefor) in which the Company or the Subsidiary is a party or of which any of their respective properties or assets is the subject that, if determined adversely to the Company or Subsidiary, would have a Material Adverse Effect and, to our knowledge, neither the Company nor Subsidiary is in violation of, or in default with respect to, any statute, rule, regulation, order, judgment or decree, except as described in the Prospectus, nor is the Company or the Subsidiary required to take any action in order to avoid any such violation or default.

         In rendering any such opinion, such counsel may rely (i) as to matters of fact, to the extent such counsel deem proper, upon certificates of responsible officers of the Company and public officials, (ii) as to the number of shares of Common Stock at any time or times outstanding, upon the certificate of National City Bank, the transfer agent of the Common Stock, and (iii) as to legal matters in jurisdictions other than those in which they are domiciled, on the opinion of local counsel satisfactory to such counsel. If such counsel relies on certificates of officers of the Company or on opinions of local counsel, their opinion shall state that they are so doing and copies of such certificates or opinions are to be attached to the opinion unless such opinions or certificates (or, in the case of certificates, the information therein) have been furnished to the Representatives in written form.

                  (d) The Underwriters shall have received an opinion, dated the Option Closing Date and satisfactory in form and substance to your counsel, from Kahn, Kleinman, Yanowitz and Arson, Co., L.P.A., counsel to the Selling Shareholders, to the effect that:

                           (i) The Underwriting Agreement and the Custody
                  Agreement have been duly executed and delivered by or on behalf of each of the Selling Shareholders, and constitute valid and binding obligations of such Selling Shareholders in accordance with their terms, except as enforceability may be limited by applicable equity principles or by bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect affecting the enforcement of creditors' rights and except that the enforceability of the rights to indemnity and contribution contained in the Underwriting Agreement may be limited by federal or state laws and public policy underlying such laws.

                           (ii) Assuming that the Underwriters will take
                  delivery of the Shares for value in good faith and without notice of any adverse claim and that the Underwriters are not parties themselves to any fraud or illegality affecting the Shares, and by delivery of a certificate or certificates therefor, each Selling Shareholder will pass good and marketable title to such Shares to the several Underwriters, free and clear, to our knowledge, of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

                           (iii) No consent, approval, authorization or order of
                  any court or governmental agency or body is required for the consummation by any Selling Shareholder of the transactions contemplated by the Underwriting Agreement in connection with the Shares to be sold by each Selling Shareholder thereunder, except which may have been obtained and in full force and effect, such as have been obtained under the Act and such as may be required under the state securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters as to which such counsel need express no opinion.

                           (iv) The sale of the Shares being sold by any Selling
                  Shareholder and the compliance by any Selling Shareholder with the provisions of the Underwriting Agreement and the Custody Agreement and the consummation of the transactions contemplated thereby will not conflict with, result in a breach or violation of, or constitute a default under any terms of any indenture, mortgage, deed of trust, loan agreement or other instrument known to us to which any Selling Shareholder is a party or bound or to which any of the property or assets of such Selling Shareholder is subject, or any statute, order, rule or regulation of any court or governmental body having jurisdiction over any Selling Shareholder known to us to be applicable to any Selling Shareholder or to which the property or assets of such Selling Shareholder is subject.

         In rendering such opinion, such counsel may rely as to matters of fact, to the extent proper, on certificates of the Selling Shareholders and the representations and warranties contained in the Custody Agreement executed by such Selling Shareholder. Such counsel also may rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

                  (e) You shall have received from KPMG Peat Marwick, LLP letters dated, respectively, the date hereof (or, if the Registration Statement has been declared effective prior to the execution and delivery of this Agreement, dated such effective date and the date of this Agreement) and each Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Annex I hereto. In the event that the letters referred to in the immediately preceding sentence set forth any changes, decreases or increases in the items specified in paragraph __ of Annex 1, it shall be a further condition to the obligations of the Underwriters that (i) such letters shall be accompanied by a written explanation by the Company as to the significance thereof, unless the Representatives deem such explanation unnecessary, and (ii) such changes, decreases or increases do not, in your sole judgment, make it impracticable or inadvisable to proceed with the purchase, sale and delivery of the Shares being delivered at such Time of Delivery as contemplated by the Registration Statement, as amended as of the date of such letter.

                  (f) Since the date of the latest audited financial statements included in the Prospectus, neither the Company nor the Subsidiary shall have sustained (i) any loss or interference with their respective businesses from fire, explosion, flood, hurricane or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as disclosed in or contemplated by the Prospectus, or (ii) any change, or any development involving a prospective change (including without limitation a change in management or control of the Company), in or affecting the financial position, results of operations, net worth or business prospects of the Company and the Subsidiary, otherwise than as disclosed in or contemplated by the Prospectus, the effect of which, in either such case, is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the purchase, sale and delivery of the Shares being delivered at such Time of Delivery as contemplated by the Registration Statement, as amended as of the date hereof.

                  (g) Subsequent to the date hereof there shall not have occurred any of the following: (i) any suspension or limitation in trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or in the Common Stock by the Commission or the Nasdaq National Market; (ii) a moratorium on commercial banking activities in New York declared by either federal or state authorities; or (iii) any outbreak or escalation of hostilities involving the United States, declaration by the United States of a national emergency or war or any other national or international calamity or emergency if the effect of any such event specified in this clause (iii) in your judgment makes it impracticable or inadvisable to proceed with the purchase, sale and delivery of the Shares being delivered at such Time of Delivery as contemplated by the Registration Statement, as amended as of the date hereof.

                  (h) The Company shall have furnished to you at such Time of Delivery certificates of officers of the Company, satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections
         (a) and (f) of this Section 8, and as to such other matters as you may reasonably request.

                  (i) The Shares shall be listed on the Nasdaq National Market.

         9.       INDEMNIFICATION AND CONTRIBUTION.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon, in whole or in part: (i) any untrue statement or alleged untrue statement made by the Company in Section 1 of this Agreement or by the Selling Shareholders in Section 6 of this Agreement; (ii) any failure of the Company or the Selling Shareholders to perform their obligations hereunder or under applicable law; (iii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or
         (iv) the omission or alleged omission to state in the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any Rule 462(b) Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you expressly for use therein. The Company will not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding (or related cause of action or portion thereof) in respect of which indemnification may be sought hereunder (whether or not such Underwriter is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of such Underwriter from all liability arising out of such claim, action, suit or proceeding (or related cause of action or portion thereof).

                  (b) The Selling Shareholders agree to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon, in whole or in part: (i) any untrue statement or alleged untrue statement made by the Company in Section 1 of this Agreement or by the Selling Shareholders in Section 6 of this Agreement; (ii) any failure of the Company or the Selling Shareholders to perform their obligations hereunder or under applicable law; (iii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or (iv) the omission or alleged omission to state in the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading. The Selling Shareholders will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Selling Shareholders shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any Rule 462(b) Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you expressly for use therein. The Selling Shareholders will not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding (or related cause of action or portion thereof) in respect of which indemnification may be sought hereunder (whether or not such Underwriter is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of such Underwriter from all liability arising out of such claim, action, suit or proceeding (or related cause of action or portion thereof).

                  (c) Each Underwriter, severally but not jointly, agrees to indemnify and hold harmless the Company and its directors and officers who sign the Registration Statement against any losses, claims, damages or liabilities to which the Company may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any failure of the Underwriters to perform their obligations hereunder or under applicable law, or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action. The Underwriters will not, without the prior written consent of the Company, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding (or related cause of action or portion thereof) in respect of which indemnification may be sought hereunder (whether or not the Company is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Company from all liability arising out of such claim, action, suit or proceeding (or related cause of action or portion thereof).

                  (d) Promptly after receipt by an indemnified party under subsection (a), (b) and (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party); PROVIDED, HOWEVER, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnified party shall have the right to select separate counsel to defend such action on behalf of such indemnified party. After such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence or (ii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Nothing in this Section 9(d) shall preclude an indemnified party from participating at its own expense in the defense of any such action so assumed by the indemnifying party.

                  (e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (f) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

         10.      DEFAULT OF UNDERWRITERS.

                  (a) If any Underwriter defaults in its obligation to purchase Shares at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six (36) hours after such default by any Underwriter you do not arrange for the purchase of such Shares, the Company shall be entitled to a further period of thirty-six
         (36) hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone a Time of Delivery for a period of not more than seven days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus that in your opinion may thereby be made necessary. The cost of preparing, printing and filing any such amendments shall be paid for by the Underwriters. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

                  (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made, but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         11. DEFAULT BY A SELLING SHAREHOLDER. If any of the Selling Shareholders shall fail to sell and deliver the number of Optional Shares that such Selling Shareholder is obligated to sell, the Underwriters may, at their option, by notice to the Company, either (a) require the Company to sell and deliver such number of shares of Common Stock as to which the Selling Shareholders have defaulted, (b) elect to purchase the Firm Shares and the Optional Shares that the Company and the non-defaulting Selling Shareholders have agreed to sell pursuant to this Agreement, or (c) terminate this Agreement if the Company shall have refused to sell and deliver to the Underwriters the Common Stock referred to in clause (a) of this Section 11.

         In the event of a default under this Section 11 that does not result in the termination of this Agreement, either the Underwriters or the Company shall have the right to postpone the Closing Date or Option Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. No action taken pursuant to this Section 11 shall relieve the Company or the Selling Shareholder so defaulting from liability, if any, in respect of such default.

         12.      TERMINATION.

                  (a) This Agreement may be terminated with respect to the Firm Shares or any Optional Shares in the sole discretion of the Representatives by notice to the Company given prior to the First Time of Delivery or any Subsequent Time of Delivery, respectively, in the event that (i) any condition to the obligations of the Underwriters set forth in Section 8 hereof has not been satisfied, or (ii) the Company shall have failed, refused or been unable to deliver the Shares or to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior to such Time of Delivery, in either case other than by reason of a default by any of the Underwriters. If this Agreement is terminated pursuant to this Section 12(a), the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable counsel fees and disbursements) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares. The Company shall not in any event be liable to any of the Underwriters for the loss of anticipated profits from the transactions covered by this Agreement.

                  (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in Section 10(a), the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in Section 10(b) to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Subsequent Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         13. SURVIVAL. The respective indemnities, agreements, representations, warranties and other statements of the Company, its officers and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person referred to in Section 9(f) or the Company, or any officer or director or controlling person of the Company referred to in Section 9(f), and shall survive delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 7 and 9 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

         14. NOTICES. All communications hereunder shall be in writing and, if sent to any of the Underwriters, shall be mailed, delivered or telegraphed and confirmed in writing to you in care of The Robinson-Humphrey Company, LLC, 3333 Peachtree Road, N.E., Atlanta, Georgia 30326, Attention: Corporate Finance Department (with a copy which shall not constitute notice to Nelson Mullins Riley & Scarborough, L.L.P., 999 Peachtree Street, N.E., Suite 1400, Atlanta, Georgia 30309, Attention: Glenn W. Sturm, Esq.); and if sent to the Company, shall be mailed, delivered or telegraphed and confirmed in writing to the Company at 3711 Starr Centre Drive, Canfield, Ohio 44406, Attention: Wayland J. Russell, Chief Executive Officer (with a copy which shall not constitute notice to Kahn, Kleinman, Yanowitz and Arnson Co, ,L.P.A., 1301 East Ninth Street, Suite 2600, Cleveland, Ohio 44114, Attention: Marc H. Morgenstern, Esq.).

         15. REPRESENTATIVES. You will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by you jointly or by The Robinson-Humphrey Company, LLC will be binding upon all the Underwriters.

         16. BINDING EFFECT. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and to the extent provided in Sections 9 and 12 hereof, the officers and directors and controlling persons referred to therein and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         17. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia without giving effect to any provisions regarding conflicts of laws.

         18. COUNTERPARTS. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         19. WAIVER OF JURY TRIAL. The Company, each Selling Shareholder and you each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us one of the counterparts hereof, and upon the acceptance hereof by The Robinson-Humphrey Company, LLC, on behalf of each of the Underwriters, this letter will constitute a binding agreement among the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in the Master

Agreement among Underwriters, a copy of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

                                       Very truly yours,

                                       RAINBOW RENTALS, INC.

                                       By:
                                             -----------------------------------
                                             Name:    Wayland J. Russell
                                             Title:   Chief Executive Officer



                     [Signatures continue on following page]

                                       SELLING SHAREHOLDERS

                                       By:
                                             -----------------------------------
                                             Wayland J. Russell



                                             -----------------------------------
                                             Lawrence S. Hendricks



                                             -----------------------------------
                                             Michael J. Viveiros









The foregoing Agreement is hereby
confirmed and accepted as of the
date first written above at
Atlanta, Georgia.


THE ROBINSON-HUMPHREY COMPANY, LLC.
DAIN RAUSCHER WESSELS
SUNTRUST EQUITABLE SECURITIES CORPORATION


By:   The Robinson-Humphrey Company, LLC

By:
      --------------------------------------
      (Authorized Representative)

On behalf of each of the Underwriters

                                   SCHEDULE I
                                   ----------


                                                                    Total
                                                               Number of Firm
                                                                Shares to be
Underwriter                                                       Purchased
-----------                                                       ---------

The Robinson-Humphrey Company, LLC
Dain Rauscher Wessels
SunTrust Equitable Securities Corporation

                                                                  ---------
Total.......................................                      2,250,000
                                                                  =========

                                   SCHEDULE II

                                                            Number of
                                                            Optional
                                                           Shares to be
                                                             Sold if
                                                             Maximum
                                                             Option
Name of Selling Shareholder                                 Exercised
---------------------------                                 ---------


Wayland J. Russell                                            182,500
Lawrence S. Hendricks                                          91,000
Michael J. Viveiros                                            64,000
                                                             --------
Total.......................................                  337,500
                                                             ========

                                                                         ANNEX I


         Pursuant to Section 8(e) of the Underwriting Agreement, KPMG Peat Marwick LLP shall furnish letters to the Underwriters to the effect that:

         (i) they are independent certified public accountants with respect to the Company and the Subsidiary within the meaning of the Act and the applicable rules and regulations thereunder;

         (ii) in their opinion, the consolidated financial statements and any supplementary financial information and schedules audited (and, if applicable, prospective financial statements and/or pro forma financial information examined) by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations thereunder;

         (iii) the financial statements of the Company as of and for the quarter ended March 31, 1998 were reviewed by them in accordance with the standards established by the American Institute of Certified Public Accountants and based upon their review they are not aware of any material modifications that should be made to such financial statements for them to be in conformity with generally accepted accounting principles, and such financial statements comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable rules and regulations thereunder

         (iv) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and the Subsidiary, inspection of the minute books of the Company and the Subsidiary since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and the Subsidiary responsible for financial accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                  (A) the unaudited consolidated condensed financial statements of the Company and the Subsidiary included in the Registration Statement and the Prospectus do not comply inform in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder or are not in conformity with generally accepted principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus;

                  (B) as of a specified date not more than 5 days prior to the date of such letter, there were any changes in the capital stock or any increase in inventories or the long-term debt or short-term debt of the Company and the Subsidiary, or any decreases in net current assets or net assets or other items specified by the Representatives, or any increases in any other items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur, or which are described in such letter; and

                  (C) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause (C) there were any decreases in revenues or operating income or the total or per share amounts of net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur, or which are described in such letter; and

         (v) In addition to the audit referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraph (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives that are included in the Registration Statement and the Prospectus, or which appear in
Part II of, or in exhibits or schedules to, the Registration Statement and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and the Subsidiary and have found them to be in agreement.

         References to the Registration Statement and the Prospectus in this Annex I shall include any amendment or supplement thereto at the date of such letter.


                                      A-2